UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2012

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2012, the Board of Directors appointed Andrew Cauthen as President, Chief Executive Officer and a member of the Board of Directors of YTB International, Inc. (the “Company”).  Mr. Cauthen, age 68, served as the President and Chief Operating Officer of YTB Marketing, Inc., now known as YTB, Inc., a wholly owned subsidiary of the Company, from 2009 to 2010, and as President and Chief Operating Officer of the Company from 2004 to 2009.  From 2010 to 2012, Mr. Cauthen was President of A Plan Matters, LLC, a provider of general business, operations and strategy consulting.  From 2011 to 2012, Mr. Cauthen also served as an independent practice manager at Phase 5 Consulting, a division of Teralogix, Inc., a provider of project management, information technology and market research consulting services.

On June 5, 2012, the Company issued a press release announcing Mr. Cauthen’s appointment.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company, dated June 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: June 5, 2012	By:	/s/ Steven Boyd
Steven Boyd
Principal Financial and Accounting Officer

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